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                                                                   Exhibit 10.15

                              WILLBROS GROUP, INC.

                     RESTRICTED STOCK RIGHTS AWARD AGREEMENT

                                     [DATE]

[Name]
[Address]
[Address]

Dear _________________:

     1. RESTRICTED STOCK RIGHTS AWARD. Willbros Group, Inc., a Republic of Panama corporation (the "Company"), hereby grants to you an aggregate of ________ restricted stock rights (individually, a "RSR," and collectively, "RSRs"). Each RSR entitles you to receive one share of Common Stock, par value $.05 per share, of the Company ("Restricted Shares") at such time as the restrictions described in Section 4(b) lapse as described in Section 5. This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company's 1996 Stock Plan, as amended (the "Plan"), a copy of which, along with the Prospectus for the Plan, are attached hereto, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Rights Award Agreement (this "Award Agreement"). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. This award shall constitute an "Award" under the Plan, and any capitalized terms used in this Award Agreement that are not otherwise defined herein shall have the respective meanings provided in the Plan.

     2. RESTRICTED SHARE CERTIFICATES. The Company shall register and issue a certificate(s) for the Restricted Shares you become entitled to receive hereunder in your name as soon as practicable after the restrictions described in Section 4(b) lapse as described in Section 5. All certificates for Restricted Shares delivered to you pursuant to this Award Agreement shall be subject to such stop transfer orders and other restrictions as the committee of the Board of Directors of the Company that administers the Plan may deem necessary or advisable under the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are then listed, and any applicable foreign, federal or state securities laws.

     3. STOCKHOLDER RIGHTS PRIOR TO ISSUANCE OF RESTRICTED SHARES. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive any dividends or other rights as a stockholder of the Company with respect to any Restricted Shares

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covered by the RSRs until the date of issuance by the Company of a certificate to you for such Restricted Shares.

     4. RESTRICTIONS.

          (a) Your ownership of the RSRs shall be subject to (i) the restrictions set forth in subsection (b) of this Section until such restrictions lapse pursuant to the terms of Section 5, and (ii) the restrictions set forth in subsection (c) of this Section until such RSRs shall be redeemed for the applicable Restricted Shares or otherwise forfeited to the Company.

          (b) At the time of your "Termination of Employment" (as defined in Section 10(b)), other than a Termination of Employment that occurs as a result of an event described in Section 5(b)(1) or a Termination of Employment that is described in Section 5(b)(2), all of your RSRs shall be forfeited to the Company and all of your rights to receive any Restricted Shares in the future pursuant to the RSRs shall automatically terminate without any payment of consideration by the Company.

          (c) You may not sell, assign, transfer or otherwise dispose of any RSRs or any rights under the RSRs. No RSR and no rights under any such RSR may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

     5. LAPSE OF RESTRICTIONS.

          (a) The restrictions described in Section 4(b) shall lapse with respect to _____ of the RSRs on the first anniversary of the date hereof, another _____ of the RSRs on the second anniversary of the date hereof, another _____ of the RSRs on the third anniversary of the date hereof, and the last _____ of the RSRs on the fourth anniversary of the date hereof. Following the lapse of such restrictions with respect to any RSRs, the Company will issue you a certificate as provided in Section 2 of this Award Agreement for the Restricted Shares covered by such RSRs in redemption of such RSRs.

          (b) Notwithstanding the provisions of subsection (a) of this Section 5, the restrictions described in Section 4(b) shall lapse with respect to all the RSRs at the time of the occurrence of any of the following events:

               (1) Your death, "Disability" (as defined in the Plan) or "Retirement" (as defined in Section 10(c));

               (2) Your Termination of Employment, but only if such Termination of Employment is the result of a dismissal or other action by the Company or any of its Subsidiaries and does not constitute a "Termination for Cause" (as defined in Section 10(a)); or

               (3) A "Change of Control" (as defined in the Plan) of the Company.


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     Following the lapse of the restrictions described in Section 4(b), the
Company will issue you a certificate as provided in Section 2 of this Award Agreement for the Restricted Shares covered by such RSRs in redemption of such RSRs.

     6. AGREEMENT WITH RESPECT TO TAXES; SHARE WITHHOLDING.

          (a) You agree that (1) you will pay to the Company or a Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary regarding the payment of, any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or any of its Subsidiaries with respect to the RSRs awarded or the issuance of any Restricted Shares to you, and (2) the Company or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the RSRs awarded or Restricted Shares issued.

          (b) With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the RSRs awarded or the issuance of Restricted Shares to you, you may elect, subject to the approval of the committee of the Board of Directors of the Company that administers the Plan, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Restricted Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by you, and shall be subject to any restrictions or limitations that such committee, in its sole discretion, deems appropriate.

     7. ADJUSTMENT OF SHARES. In the event of any change affecting the shares of Common Stock of the Company by reasons of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to stockholders, the number of Restricted Shares subject to the RSRs awarded to you under this Award Agreement shall be adjusted as provided in Section 13 of the Plan.

     8. AGREEMENT WITH RESPECT TO SECURITIES MATTERS. You agree that you will not sell or otherwise transfer any Restricted Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Restricted Shares issuable upon the lapse of the restrictions on the RSRs pursuant to this Award Agreement is in effect at the time of issuance of such Restricted Shares, the certificate(s) for the Restricted Shares shall contain the following legend:

     The securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the


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     Company that such sale or transfer is exempt from registration under such acts and laws.

     9. TRANSFER TAXES. The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of the Restricted Shares to you pursuant to this Award Agreement and all other fees and expenses necessarily incurred by it in connection therewith.

     10. CERTAIN DEFINITIONS. As used in this Award Agreement, the following terms shall have the respective meanings indicated:

          (a) "Termination for Cause" shall mean a Termination of Employment as a result of (1) your willful and continued failure substantially to perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness), (2) your conviction for a felony, proven or admitted fraud, misappropriation, theft or embezzlement by you, your inebriation or use of illegal drugs in the course of, related to or connected with the business of the Company or any of its Subsidiaries, or your willful engaging in misconduct that is materially injurious to the Company or any of its Subsidiaries, monetarily or otherwise, or (3) if you have entered into an employment agreement or contract with the Company or any of its Subsidiaries, any other action or omission that is identified in such agreement or contract as giving rise to "Cause" for the termination of your employment with the Company or any of its Subsidiaries. For this purpose, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted, by you not in good faith and without reasonable belief that your action or omission was in the best interest of Company or any of its Subsidiaries.

          (b) "Termination of Employment" shall mean the termination of your full-time employment with the Company or any of its Subsidiaries for any reason other than your death, Disability or Retirement.

          (c) "Retirement" shall mean the voluntary termination of your full-time employment with the Company or any of its Subsidiaries after you are at least 62 years of age and have a minimum of four consecutive years of continuous service with the Company or any of its Subsidiaries.

     If you accept this Restricted Stock Rights Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

                                         WILLBROS GROUP, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


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     The foregoing Restricted Stock Rights Award is accepted by me as of the
_____ day of __________, _____, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

                                         ---------------------------------------
                                         [Name]


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